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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K
                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 13, 1995


                          SOUTHWEST GAS CORPORATION
            (Exact name of registrant as specified in its charter)


               California                 1-7850           88-0085720
     (State or other jurisdiction of    (Commission     (I.R.S. Employer
     incorporation or organization)     File Number)   Identification No.)

             5241 Spring Mountain Road
               Post Office Box 98510
                 Las Vegas, Nevada                        89193-8510
     (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: (702) 876-7237






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ITEM 5.  OTHER EVENTS

Acquisition Agreement
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On November 13, 1995 Southwest Gas Corporation (Registrant or the Company) and
Northern Pipeline Construction Company (NPL) entered into a definitive agreement calling for the acquisition of 100 percent of the outstanding stock of NPL by Registrant for $24 million, which will be paid in common stock of Registrant. The acquisition is anticipated to be completed during the first half of 1996.

NPL, headquartered in Phoenix, Arizona, provides gas distribution companies (including the Company) with installation, replacement and maintenance services for underground natural gas distribution systems. The principal focus of business operations centers around main and service line replacement and new business installation of mains and services. NPL serves approximately 25 customers in numerous locations throughout the United States. At December 31, 1994 NPL had assets of $47 million. Annual revenues are approximately $100 million.

The Company intends that NPL will continue to operate under its present management as a wholly owned subsidiary of the Company.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              SOUTHWEST GAS CORPORATION



Date:  November 13, 1995                         /s/  Edward A. Janov
                                              --------------------------
                                                    Edward A. Janov
                                       Controller and Chief Accounting Officer